UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 26, 2019
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Appointment of Directors
On February 26, 2019, the Board of Directors of Nordstrom, Inc. (the “Company”) appointed Kirsten Green, age 47, and Glenda G. McNeal, age 58, to the Company’s Board of Directors (the “Board”). Each of the foregoing appointments was effective immediately.
For the past nine years, Ms. Green served as Founder and Managing Partner at Forerunner Ventures Management, LLC, a venture capital firm. Prior to founding Forerunner, Ms. Green was an equity research analyst and investor at Banc of America Securities, formerly Montgomery Securities. Ms. Green began her career at Deloitte & Touche LLP where she earned her CPA license. Ms. Green has served as a member of the board of directors of numerous private companies since 2013. Ms. Green brings to the Board extensive experience in consumer and commerce focused businesses and provides unique insights with respect to the challenges and opportunities of today’s rapidly evolving digital commerce landscape. Ms. Green has deep domain expertise and an understanding of consumer behaviors, brand building and products.
For the past two years, Ms. McNeal served as President at Enterprise Strategic Partnerships of American Express Company, a multinational financial services firm. Prior to that role, from 2011 to March 2017, Ms. McNeal served as Executive Vice President and General Manager at Global Client Group and Strategic Partnerships of American Express. Ms. McNeal has held positions of increasing responsibility at American Express since 1989 when she first joined the company. Before joining American Express, Ms. McNeal worked with the accounting firm of Arthur Andersen, LLP and with the investment banking firm of Salomon Brothers, Inc. Ms. McNeal has been a director of RLJ Lodging Trust since 2011. Ms. McNeal served on the board of directors of United States Steel Corporation from 2007 to 2018. Ms. McNeal brings to the Board extensive experience in business development, innovation, and customer relationship management, as well as financial, accounting and senior leadership skills. Ms. McNeal provides unique insights on strategic planning, risk oversight and operational matters. Ms. McNeal’s service on public company boards provides her with experience with corporate governance matters and key skills in working with directors, understanding board processes and functions, and assessing risk and overseeing management.
As nonemployee directors, Ms. Green and Ms. McNeal will each receive compensation for their services on the Board equivalent to the cash retainer and common stock award compensation described under the caption "Director Compensation" of the Company's proxy statement that was filed with the Securities and Exchange Commission on April 19, 2018. They will also be eligible to participate in the Company's other compensation benefit plans and programs for nonemployee directors as described in the proxy statement. In addition, the Company plans to enter into its standard Independent Director Indemnification Agreement with each of Ms. Green and Ms. McNeal, the form of which was filed with the Securities and Exchange Commission as exhibit 10.78 to the Company's Annual Report on Form 10-K for the year ended January 29, 2011.
There are no transactions between the Company and Ms. McNeal which require disclosure pursuant to Item 404(a) of Regulation S-K. With respect to Ms. Green, the Company notes that during the fiscal year ended February 2, 2019 it made an aggregate investment of $1,800,276 in Forerunner Ventures limited partnerships for which Ms. Green, or certain of her affiliates, serves as general partner. The Company divested itself of those investments, effective as of January 30, 2019.

(e) Compensatory Arrangements of Certain Officers
On February 26, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the following actions relative to salary and performance-based awards for the Company’s Principal Executive Officer, Principal Financial Officer and the Named Executive Officers ("NEOs") set forth in the Company’s proxy statement dated April 19, 2018 (collectively the “Executives”):

Executive	2018 Bonus[1]	2019 Base Salary[2]
Erik B. Nordstrom Co-President (Principal Executive Officer)	$963,144	$758,500
Peter E. Nordstrom Co-President	$963,144	$758,500
Anne L. Bramman Chief Financial Officer (Principal Financial Officer)	$645,066	$800,000
Geevy S. K. Thomas President, Nordstrom Rack	$554,863	$710,000
Blake W. Nordstrom Former Co-President	$963,144	$—
1 Nordstrom follows a pay-for-performance philosophy. The Company’s compensation plans are designed to encourage executives to focus on goals that align with business strategy, operating performance and shareholder values. In support of our philosophy, performance-based awards pay out only when pre-determined performance results are achieved. The 2018 cash bonuses were determined based on the achievement of pre-established performance measures set by the Committee under the shareholder-approved Nordstrom, Inc. Executive Management Bonus Plan. The amount reported for Blake Nordstrom, the Company’s former Co-President, reflects a proration of his 2018 bonus payout based on his death on January 2, 2019 ($881,118) plus a discretionary bonus amount ($82,026) awarded by the Committee.
2 Base salary amounts disclosed represent increases of $25,000 and $10,000 respectively, for Anne Bramman and Geevy Thomas, effective April 1, 2019. Salary amounts for Erik Nordstrom and Peter Nordstrom are unchanged from base salary amounts in 2018.
Also on February 26, 2019, the Committee certified the level of attainment of the pre-established performance goals for the 2016 Performance Share Unit (“PSU”) grant relating to the fiscal years 2016 through 2018. The Company’s ranking within its peer group did not exceed the fiftieth percentile. Accordingly, the 2016 PSUs did not vest and were canceled without payment to the Executives.
On that same date, the Committee determined to award stock option grants to Erik Nordstrom and Peter Nordstrom, effective March 5, 2019, the first open window trading date after Committee approval. Stock options were granted pursuant to the terms of the Nordstrom, Inc. 2010 Equity Incentive Plan (the “Equity Plan”) and have a term of ten years with an exercise price equivalent to the closing price of the Company’s Common Stock on March 5, 2019. Vesting occurs at a rate of 25% annually, beginning one year from the tenth day of the month immediately following the date of grant. The number of options to be awarded to each individual is a function of base pay, a long-term incentive (LTI) percentage and the fair value of an option. The Binomial Lattice model is used to estimate the fair value of an option. This model requires the input of certain assumptions, including the risk-free interest rate, volatility, dividend yield and expected life. The formula for determining the number of options granted is:
No. of Options = (base pay x LTI%) / option fair value
This summary of the key terms of the foregoing nonqualified stock option grants is qualified in its entirety by the provisions of the 2019 Nonqualified Stock Option Award Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference. The number of options actually granted to Erik Nordstrom and Peter Nordstrom, once determined, will be reported in an amendment to this Current Report on Form 8-K.

In addition, the Committee determined to award supplemental option grants to Anne Bramman and Geevy Thomas, effective March 5, 2019, the first open window trading date after Committee approval. Supplemental options were granted pursuant to the terms of the Equity Plan and have a term of ten years with an exercise price equivalent to the closing price of the Company’s Common Stock on March 5, 2019. Vesting of supplemental options occurs over four years, with 50% vesting on each of March 10, 2022 and March 10, 2023. The number of supplemental options to be awarded to each individual is a function of base pay, a long-term incentive (LTI) percentage and the fair value of a supplemental option. The Binomial Lattice Model is used to estimate the fair value of a supplemental option. This model requires the input of certain assumptions, including the risk-free interest rate, volatility, dividend yield and expected life. The formula for determining the number of supplemental options granted is:
No. of supplemental options = (base pay x LTI%) / supplemental option fair value
This summary of the key terms of the supplemental option grants is qualified in its entirety by the provisions of the 2019 Nonqualified Stock Option Award Agreement (Supplemental Award), a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference. The number of supplemental options actually granted to Anne Bramman and Geevy Thomas, once determined, will be reported in an amendment to this Current Report on Form 8-K.
On February 26, 2019, the Committee also determined to award restricted stock units (“RSUs”) to Anne Bramman and Geevy Thomas pursuant to the terms of the Equity Plan. The RSU awards are effective March 5, 2019. RSUs entitle the participant to settle in shares of Company Common Stock. Vesting occurs at a rate of 25% annually, beginning one year from the tenth day of the month immediately following the date of grant. The number of RSUs to be awarded to each individual is a function of base pay, a long-term incentive (LTI) percentage and the fair value of an RSU. The fair value of an RSU is calculated as the stock price as of the effective date less the present value of Company stock dividends over the vesting period. This calculation requires the input of certain assumptions, including the risk-free interest rate and the expected Company stock dividends. The formula for determining the number of RSUs granted is:
No. of RSUs = (base pay x LTI%) / RSU fair value
This summary of the key terms of the RSU awards is qualified in its entirety by the provisions of the 2019 Restricted Stock Unit Award Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated by reference. The number of RSUs actually granted to each of the NEOs, once determined, will be reported in an amendment to this Current Report on Form 8-K.
On February 26, 2019, the Committee also determined to award PSUs to the Executives pursuant to the terms of the Equity Plan. The PSU awards are effective March 5, 2019. PSUs may only be settled in shares of Company Common Stock upon the achievement of such performance goals as may be established by the Committee at the time of grant based on any one or a combination of certain performance criteria enumerated in the Equity Plan. The 2019 PSUs are earned over a three-year period from fiscal year 2019 through fiscal year 2021. The number of PSUs to be awarded to each individual is a function of base pay, a long-term incentive (LTI) percentage and the fair value of a PSU. The fair value of a PSU is calculated as the stock price as of the effective date less the present value of Company stock dividends over the vesting period. This calculation requires the input of certain assumptions, including the risk-free interest rate and the expected Company stock dividends. The percentage of PSUs granted that will actually be earned at the end of the three-year period is based upon the Company’s free cash flow growth, earnings before interest and tax (EBIT) margin percent, and market share results over that same period. The formula for determining the number of PSUs granted is:
No. of PSUs = (base pay x LTI%) / PSU fair value
This summary of the key terms of the PSU awards is qualified in its entirety by the provisions of the 2019 Performance Share Unit Award Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.4 and incorporated by reference. The number of PSUs actually awarded to each of the Executives, once determined, will be reported in an amendment to this Current Report on Form 8-K.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 26, 2019, the Board approved an amendment to the Company's Bylaws (the "Bylaw Amendment"). The sole amendment consisted of increasing the maximum number of directors from eleven (11) to twelve (12). The Bylaw Amendment was effective at adoption.
The Bylaws, as amended by the Amendment, are filed with this Current Report on Form 8-K as Exhibit 3.1 and are incorporated by reference herein. The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Bylaws, as amended by the Amendment.
ITEM 8.01 Other Events
On February 27, 2019, Nordstrom, Inc. issued a press release announcing that the Board of Directors has approved a quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits

3.1	Bylaws, as amended and restated on February 26, 2019.
10.1	Form of 2019 Nonqualified Stock Option Award Agreement
10.2	Form of 2019 Nonqualified Stock Option Award Agreement, Supplemental Award
10.3	Form of 2019 Restricted Stock Unit Award Agreement
10.4	Form of 2019 Performance Share Unit Award Agreement
99.1	Press release of Nordstrom, Inc., dated February 27, 2019.

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

3.1	Bylaws, as amended and restated on February 26, 2019.
10.1	Form of 2019 Nonqualified Stock Option Award Agreement
10.2	Form of 2019 Nonqualified Stock Option Award Agreement, Supplemental Award
10.3	Form of 2019 Restricted Stock Unit Award Agreement
10.4	Form of 2019 Performance Share Unit Award Agreement
99.1	Press release of Nordstrom, Inc., dated February 27, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Robert B. Sari
Robert B. Sari
Senior Vice President,
General Counsel and Corporate Secretary

Date: March 4, 2019